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                                                                  EXHIBIT 10.6


                 PROMISSORY NOTE SECURED BY REAL ESTATE MORTGAGE
                     AND SECURITY AGREEMENT AND STOCK PLEDGE


$1,120,000.00                                                   8 October 1998
                                                       Bowling Green, Kentucky


     FOR VALUABLE CONSIDERATION RECEIVED, the undersigned, Citizens First Corporation, promises to pay to the order of First Security Bank of Lexington, 400 East Main Street, Lexington, Kentucky 40507, the principal sum of ONE
MILLION ONE HUNDRED TWENTY THOUSAND DOLLARS ($1,120,000.00), or so much thereof as may be advanced hereunder, together with interest thereon as hereinafter provided. Interest shall be charged on the principal balance due at the rate of
 .5 percent (.5%) below the "Prime Rate" as published in the Wall Street Journal. The "Prime Rate," as used herein, shall mean the highest rate listed under "Prime Rate," as published in the section of the Wall Street Journal entitled "Money Rates." The interest rate on this Note shall be adjusted from time to time on the same day as such "Prime" interest rate is adjusted so that it shall at all times be equal to .5 percent (.5%) below such "prime" interest rate. The interest rate on this Note on this date is 7.75 percent per annum. Interest on this Note shall be computed daily as of the beginning of each business day on the balance then outstanding to maker and shall accrue from the date of execution of this Note. Interest shall be computed on the Note on the daily principal balance outstanding thereunder on the basis of a 360-day year and actual days elapsed. Interest shall be payable quarterly with the first installment of interest being due and payable on 8 January 1999, and each installment thereafter being due and payable on the eighth (8th) day of April, July, and October, 1999. All unpaid principal and accrued interest shall be due and payable on 8 October 1999.

     This Promissory Note is secured by a Real Estate Mortgage of even date herewith on real property presently addressed at 1805 Campbell Lane, Bowling Green, Warren County, Kentucky, and a Security Agreement and Stock Pledge encumbering certain personal property (the "Collateral"). Therefore, in order to preserve the security afforded by said Real Estate Mortgage and Security Agreement and Stock Pledge, the undersigned also hereby promises to pay all taxes and other assessments levied against the said real estate, improvements located thereon and the Collateral, to not commit or permit any waste or unnecessary deterioration of the improvements located on said real estate or the Collateral, and to constantly maintain in force and effect fire and extended coverage insurance on said improvements and the Collateral with a competent insurance company with coverage of no less than the unpaid balance of principal and interest due hereunder with the said payee of this Note named in said policy as the loss payable payee, as its interest may appear.

     If default is made in the payment of any said installment of interest for thirty (30) days or more, or if the undersigned should default in the performance of any of its aforesaid obligations regarding the preservation of, the taxes for, and insurance on the subject real estate, or if the

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undersigned should ever become insolvent, or have filed, either voluntarily or involuntarily, a bankruptcy petition, then the holder of this Promissory Note shall have the option of immediately declaring all unpaid principal and all accrued interest immediately due and payable without notice or demand on the undersigned, all of which is hereby waived by the undersigned. In the event the holder of this Note is required to institute suit to collect same as a result of the default by the maker hereof, the maker shall, in addition to the sums set forth herein, be further liable for all court costs as well as reasonable attorneys' fees incurred by the holder in accordance with KRS 411.195.

     The maker of this Note hereby waives presentment, demand, notice of dishonor, protest, notice of protest and nonpayment and further waives all exemptions to which it may now or hereafter be entitled under the laws of this or any other state or of the United States.

     The principal of this Note may be repaid in whole or in part without penalty or premium at any time prior to maturity provided, however, that in such event (or in any event) lender shall have no obligation to advance and maker shall have no right to reborrow any amounts so repaid.

     IN TESTIMONY WHEREOF, witness the signature of the undersigned on this 8 October 1998.

                                    CITIZENS FIRST CORPORATION


                                    BY: /s/ Mary D. Cohron
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